UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

SELECT ENERGY SERVICES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Select Energy Services, Inc.

1233 West Loop South, Suite 1400
Houston, Texas 77027

SUPPLEMENT TO THE PROXY STATEMENT FOR THE

2023 ANNUAL MEETING OF STOCKHOLDERS ON MAY 4, 2023

The following information supplements and amends the proxy statement (the “Proxy Statement”) of Select Energy Services, Inc. (“Select Energy Services, Inc.” or the “Company”) filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 20, 2023 and furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors (our “Board”) of the Company for the 2023 Annual Meeting of Stockholders of Select Energy Services, Inc. to be held at 1:00 p.m. local time on May 4, 2023 and any adjournment or postponement thereof (the “Annual Meeting”). Capitalized terms used in this supplement to the Proxy Statement (this “Supplement”) and not otherwise defined herein have the meaning given to them in the Proxy Statement.

The Proxy Statement indicated that, absent specific instructions from a client, a broker or nominee would not have the discretion to vote shares of common stock held in “street name” by a client on Proposal 4: Approval of the Amendment and Restatement of the Company’s Fourth Amended and Restated Certificate of Incorporation to, Among Other Things, Change the Name of the Company to Select Water Solutions, Inc. (the “A&R Charter Proposal”). Subsequent to filing the Proxy Statement with the SEC, the Company has been advised by the New York Stock Exchange (the “NYSE”) that the NYSE considers the A&R Charter Proposal to be a “routine” matter and, therefore, a broker or nominee who has not received voting instructions from its clients with respect to the A&R Charter Proposal will have the discretion to vote such uninstructed shares of common stock on the A&R Charter Proposal. Accordingly, the Company is making this Supplement available to stockholders to update the information in the Proxy Statement to clarify that, in addition to Proposal 2: Ratification of Independent Registered Public Accounting Firm, brokers will be permitted to exercise their discretion to vote uninstructed shares of common stock on the A&R Charter Proposal. This Supplement is being filed with the U.S. Securities and Exchange Commission and made available to stockholders on or about April 5, 2023.

UPDATE TO INFORMATION ABOUT THE PROXY PROCESS AND VOTING—WHAT MATTERS WILL BE VOTED UPON AT THE ANNUAL MEETING, AND WHAT VOTES ARE REQUIRED TO APPROVE EACH OF THE PROPOSALS?

Under the heading “What matters will be voted upon at the annual meeting, and what votes are required to approve each of the proposals?”, which appears on pages 4-5 of the Proxy Statement, the Company disclosed that “[b]rokers do not have the authority to exercise their discretion with respect to the A&R Charter Proposal if they do not receive instructions from the beneficial owner.”

The text below replaces, in its entirety, the description under the heading “Proposal No. 4 – Approval of the amendment and restatement of the Current Certificate to, among other things, change the name of the Company to Select Water Solutions, Inc. (the “A&R Charter Proposal”).” on pages 4-5 of the Proxy Statement:

The approval of the A&R Charter Proposal requires the affirmative vote of the majority in voting power of the outstanding shares of common stock entitled to vote thereon, voting together as a single class. Abstentions will have the effect of a vote against the A&R Charter Proposal. Brokers have the authority to exercise their discretion with respect to the A&R Charter Proposal if they do not receive instructions from the beneficial owner. Therefore, it is important that you vote your shares by proxy or in person at the Annual Meeting.

UPDATE TO INFORMATION ABOUT THE PROXY PROCESS AND VOTING—HOW WILL MY SHARES BE VOTED IF I DO NOT PROVIDE INSTRUCTIONS TO MY BROKER?

Under the heading “How will my shares be voted if I do not provide instructions to my broker?”, which appears on page 5 of the Proxy Statement, the Company disclosed that “[t]he proposal to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2023 is considered “routine” under NYSE rules. This means that if you hold your shares through a broker, bank, or other nominee, and you do not provide voting instructions by the 10th day before the Annual Meeting, your broker, bank, or other nominee has the discretion to vote your shares on the proposal to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2023. Under NYSE rules, the proposal to elect the nominees for director named in this Proxy Statement, the Officer Exculpation Proposal and the A&R Charter Proposal are not “routine” and your broker, bank, or other nominee will not have the discretion to vote your shares on these proposals.”

The text below replaces the last three sentences under the heading “How will my shares be voted if I do not provide instructions to my broker?” on page 5 of the Proxy Statement:

The proposal to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2023 and the A&R Charter Proposal are considered “routine” under NYSE rules. This means that if you hold your shares through a broker, bank, or other nominee, and you do not provide voting instructions by the 10th day before the Annual Meeting, your broker, bank, or other nominee has the discretion to vote your shares on the proposal to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2023 and for the A&R Charter Proposal. Under NYSE rules, the proposal to elect the nominees for director named in this Proxy Statement and the Officer Exculpation Proposal are not “routine” and your broker, bank, or other nominee will not have the discretion to vote your shares on these proposals.

UPDATE TO PROPOSAL 4: APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE COMPANY’S FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO, AMONG OTHER THINGS, CHANGE THE NAME OF THE COMPANY TO SELECT WATER SOLUTIONS, INC.

In the description of Proposal 4 under the heading “Vote Required,” which appears on page 33 of the Proxy Statement, the Company disclosed that “[b]rokers do not have the authority to exercise their discretion with respect to the A&R Charter Proposal if they do not receive instructions from the beneficial owner.”

The text below replaces, in its entirety, the description under the heading “Vote Required” on page 33 of the Proxy Statement:

The approval of the A&R Charter Proposal requires the affirmative vote of the holders of a majority in voting power of the outstanding shares of common stock entitled to vote thereon, voting together as a single class. Abstentions will have the effect of a vote against the A&R Charter Proposal. Brokers have the authority to exercise their discretion with respect to the A&R Charter Proposal if they do not receive instructions from the beneficial owner. Therefore, it is important that you vote your shares by proxy or in person at the Annual Meeting.

Except as described above, this Supplement does not modify, amend, supplement, or otherwise affect the Proxy Statement. This Supplement should be read in conjunction with the Proxy Statement.

If you have already voted, you do not need to vote again unless you would like to change or revoke your prior vote on any proposal. If you would like to change or revoke your prior vote on any proposal, please refer to the Proxy Statement for instructions on how to do so.